Exhibit 99.2

This Statement on Form 4 is filed by:  (i) AP VIII Aegis Holdings, L.P., (ii) AP VIII Aegis Holdings GP, LLC, (iii) Apollo Investment Fund VIII, L.P., (iv) Apollo Management VIII, L.P., (v) AIF VIII Management LLC, (vi) Apollo Management, L.P., (vii) Apollo Management GP, LLC, (viii) Apollo Management Holdings, L.P., and (ix) Apollo Management Holdings GP, LLC

Name of Designated Filer:  Apollo Management Holdings GP, LLC

Date of Event Requiring Statement:  September 12, 2018

Issuer Name and Ticker or Trading Symbol:  Presidio, Inc. [PSDO]

AP VIII AEGIS HOLDINGS, L.P.

By:	AP VIII Aegis Holdings GP, LLC
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

AP VIII AEGIS HOLDINGS GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO INVESTMENT FUND VIII, L.P.

By:	Apollo Advisors VIII, L.P.
its general partner

	By:	Apollo Capital Management VIII, LLC
its general partner

		By:	/s/ Laurie D. Medley
		Name:	Laurie D. Medley
		Title:	Vice President

APOLLO MANAGEMENT VIII, L.P.

By:	AIF VIII Management, LLC
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

AIF VIII MANAGEMENT, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT, L.P.

By:	Apollo Management GP, LLC
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO MANAGEMENT GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President